UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018

Miller/Howard High Income Equity Fund
(Exact name of registrant as specified in its charter)

Delaware	811-22553	47-2249013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Dixon Avenue, Woodstock, NY	12498
(Address of principal executive offices)	(Zip Code)

(845) 679-9166
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Miller/Howard High Income Equity Fund (NYSE: HIE) (the “Fund”) and its Adviser announce the following personnel changes:

Effective April 3, 2018, Annemarie Gilly (“Ms. Gilly”) resigned from her position as a Managing Director of Miller/Howard Investments, Inc., the investment adviser to the Fund (the “Adviser”). Also effective as of April 3, 2018, Ms. Gilly resigned from her position as an interested Trustee of the Fund as well as her positions as Chief Operating Officer, Executive Vice President and Secretary of the Fund.  Ms. Gilly had no role in the investment decision making or portfolio management of the Fund.

Lowell G. Miller will continue to serve as Chairman and President of the Fund and Chief Investment Officer of the Adviser.

Dana C. Troxell, Jr., President of the Adviser, has been appointed to serve as Secretary of the Fund.

The information disclosed under this Item 5.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into any filing of the Fund under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 12, 2018

Miller/Howard High Income Equity Fund

By:	/s/ Lowell G. Miller
Lowell G. Miller, President